EXHIBIT 10.22

FIRST AMENDMENT
TO THE
CATERPILLAR INC.
SUPPLEMENTAL EMPLOYEES’ INVESTMENT PLAN

Caterpillar Inc. (the ‘‘Company”) sponsors the Caterpillar Inc. Supplemental Employees’ Investment Plan (the “Plan”). By a document dated May 9, 2017, the Plan was most recently amended and restated effective May 15, 2017. Pursuant to Article IX of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time. By this instrument, the Company amends the Plan to update the title of the Company’s Vice President, Human Services Division.
1.This First Amendment shall be effective as of July 24, 2017.
2.    Section 1.1 of the Plan is hereby amended to add a new Section 1.1(dd) to the end thereof to provide as follows:
“(dd) “CHRO” means the Company’s Chief Human Resources Officer. If as a result of management reorganization, the management responsibilities of the CHRO change, the CHRO role under the Plan shall automatically transfer to the successor position responsible for the Company’s benefit plans.”
3.    Section 10.10 of the Plan is hereby amended and restated in its entirety to provide as follows:
“10.10 Conflicts. If any person holds a position under the Plan through which he or she is charged with making a decision about the administration of his or her own (or any immediate family member’s) Plan participation, including, without limitation, decisions regarding eligibility, or account valuation, or the administration of his or her Plan investments, then such person shall be recused and the decision shall be made by the Plan Administrator. If a decision is required regarding the administration of the Plan Administrator’s Plan participation, including without limitation, decisions regarding eligibility, or account valuation, or the administration of his or her Plan investments, such decision shall be made by the

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CHRO. Nothing in this Section 10.10 shall be construed to limit a Participant’s or the Plan Administrator’s ability to make decisions or elections with regard to his or her participation in the Plan in the same manner as other Participants.”

4.    This First Amendment amends only the provisions of the Plan as noted herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this First Amendment.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 15th day of December, 2017.
CATERPILLAR INC.
/s/ Cheryl H. Johnson
Cheryl H. Johnson
Chief Human Resources Officer

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